SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2003

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS.

On October 3, 2003, Landry’s Restaurants, Inc. (Landry’s) issued a press release announcing its quarterly cash dividend and $150 million Private Placement of Senior Notes. The $150 million Senior Notes Agreement is attached to this Current Report as Exhibit 99.1.

ITEM 7.    EXHIBITS

(c)    Exhibits.

*99.1	$150,000,000 Senior Secured Notes Master Shelf Agreement.

*	Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2003	Landry’s Restaurants, Inc.

	By:	/s/ Tilman J. Fertitta
Tilman J. Fertitta Chairman, President and CEO

EXHIBIT INDEX

Exhibits.

Exhibit Number	Title of Document

*99.1	$150,000,000 Senior Secured Notes Master Shelf Agreement.

2